UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2009
Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in is charter)

Colorado	0-14749	84-0910696
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (970) 259-0554
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 16, 2009 Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into a definitive Test License Agreement (the “Agreement”) with Cold Stone Creamery, Inc. Under the terms of the agreement, seven franchised stores are anticipated to be co-branded with both the Rocky Mountain Chocolate Factory and the Cold Stone Creamery brands. Four of the store locations will be selected by Cold Stone Creamery, Inc. and three of the locations will be selected by Rocky Mountain Chocolate Factory, Inc. The number of locations may be expanded, subject to the approval of both parties, in order to obtain sufficient information to evaluate the results of the co-branded test locations.
     The term of the Agreement begins on April 16, 2009 and runs until April 16, 2010, unless earlier terminated by either party’s 30 days advance written notice or, material default by either party. The term of any Franchise Agreements entered into between the Company, Cold Stone Creamery, Inc and selected franchisees of either party will be terminated subject to the terms of the Franchise Agreement and not the termination of the Test Agreement.
     Depending upon the success of the co-branding test, the Company and Cold Stone Creamery, Inc. may consider a more extensive licensing relationship in the future. This Agreement is the Test License Agreement contemplated by the non-binding Letter of Intent described in the press release furnished on Form 8-K that the Company filed on October 15, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
Date: April 21, 2009	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating Officer,
Chief Financial Officer, Treasurer and Director